As filed with the Securities and Exchange Commission on May 1, 2020.

Registration No. 333-237887

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________

AMENDMENT NO. 1 TO

FORM F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

___________________________________

METALLA ROYALTY & STREAMING LTD.

(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

543 Granville Street, Suite 501, Vancouver, B.C., V6C 1X8 (604) 696-0741
(Address and telephone number of Registrant's principal executive offices)

DL Services Inc., 701 Fifth Avenue, Suite 6100, Seattle, WA 98104-7043, (206) 903-8800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

___________________________________

Copies to:

Christopher L. Doerksen

Dorsey & Whitney LLP

701 Fifth Avenue

Suite 6100

Seattle, WA 98104

USA

(206) 903-8800

___________________________________

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of the Registration Statement

Province of British Columbia

(Principal jurisdiction regulating this offering)
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It is proposed that this filing shall become effective (check appropriate box below):

A. [   ]  upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. [X]  at some future date (check the appropriate box below)

1. [   ] pursuant to Rule 467(b) on (        ) at (        ) (designate a time not sooner than 7 calendar days after filing).

2. [   ] pursuant to Rule 467(b) on (        ) at (        ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (        ).

3. [X] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. [   ] after the filing of the next amendment to this Form (if preliminary material is being filed).

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [X]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Metalla Royalty & Streaming Ltd. at 543 Granville Street, Suite 501, Vancouver, British Columbia V6C 1X8, telephone (604) 696-0741, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE AND/OR SECONDARY OFFERING	May 1, 2020

METALLA ROYALTY & STREAMING LTD.
C$200,000,000
Common Shares
Warrants
Subscription Receipts
Units
Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of Metalla Royalty & Streaming Ltd. (the "Company", "Metalla", "we" or "us") listed above in one or more series, issuances or sales of outstanding securities, with a total offering price of such securities, in the aggregate, of up to $200,000,000 (or the equivalent thereof in U.S. dollars or one or more foreign currencies or composite currencies). The securities may be sold by the Company and/or certain of the Company's security holders ("Selling Securityholders", and each a "Selling Securityholder"). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

The common shares of the Company (the “Common Shares”) are listed for trading: on the TSX Venture Exchange (the “TSXV”) under the trading symbol “MTA”; on the NYSE American LLC (“NYSE American”) under the symbol “MTA”; and on the Börse Frankfurt (Frankfurt Stock Exchange) (the “Frankfurt Exchange”) under the symbol “X9C”. On April 30, 2020, being the last trading day prior to the date hereof, the closing price of the Common Shares on the TSXV was $7.50, on the NYSE American was US$5.37 and on the Frankfurt Exchange was €5.10. Unless otherwise specified in an applicable prospectus supplement, our subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these securities, other than our Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in the United States and Canada to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Owning our securities may subject you to tax consequences both in Canada and the United States. Such tax consequences are not fully described in this prospectus and may not be fully described in any applicable prospectus supplement. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated under the laws of Canada, some of our officers and directors and some or all of the experts named in this prospectus are Canadian residents, and the underwriters, dealers or agents named in any prospectus supplement may be residents of a country other than the United States, and a substantial portion of our assets are located outside of the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

No underwriter or agent has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus.

The Company's securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by the Company or any Selling Securityholder from time to time, or by the Company or any Selling Securityholder directly pursuant to applicable statutory exemptions. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See "Plan of Distribution". A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the anticipated net proceeds to the Company or any Selling Securityholder from the sale of such securities, the amounts and prices at which such securities are sold and, if applicable, the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "Risk Factors".

Our head office is located at 543 Granville Street, Suite 501, Vancouver, British Columbia V6C 1X8, Canada.

Our registered and records office is at Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia V6C 2B5, Canada.

Brett Heath, President and Chief Executive Officer and a director of the Company, E.B. Tucker, a director of the Company, and Alexander Molyneux, a director of the Company, each reside outside of Canada and have each appointed Metalla Royalty & Streaming Ltd. at 543 Granville Street, Suite 501, Vancouver, British Columbia V6C 1X8, Canada as agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process. See "Agent for Service of Process".

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement, or the date of any documents incorporated by reference herein.

Table of Contents
SHORT FORM BASE SHELF PROSPECTUS

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "Metalla" or the "Company", refer to Metalla Royalty & Streaming Ltd. together with our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in any registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

AVAILABLE INFORMATION

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and interim reports, material change reports and other information. In addition, we are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we may not be required to publish financial statements as promptly as U.S. companies.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by the International Accounting Standards Board and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

Technical disclosure regarding our properties included herein and in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws. Without limiting the foregoing, such technical disclosure uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all mineral reserve and mineral resource estimates contained in the technical disclosure have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") Classification System.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and mineral reserve and resource information contained or incorporated by reference in this prospectus and any prospectus supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under SEC's current Industry Guide 7 standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made and volumes that are not "reserves" should not be disclosed. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under the SEC Industry Guide 7 standards. Accordingly, mineral reserves estimates included herein and in the documents incorporated herein by reference may not qualify as "reserves" under SEC Industry Guide 7 standards. Such disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC.

U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC's Industry Guide 7 normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in-place tonnage and grade without reference to unit measures. In addition, the definitions of "proven mineral reserves" and "probable mineral reserves" under reporting standards in Canada differ in certain respects from the standards of the SEC's Industry Guide 7. The SEC has adopted new technical disclosure rules that are being phased in to replace Industry Guide 7.  Such rules also differ in certain ways from NI 43-101.

Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains "forward-looking statements" or "forward-looking information" (collectively, "forward-looking statements") within the meaning of applicable securities laws. Forward-looking information is provided as of the date of this prospectus and the Company does not intend and does not assume any obligation to update this forward-looking information, except as required by applicable law.

All statements included and incorporated by reference herein that address events or developments that we expect to occur in the future are forward-looking statements. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved".

Forward-looking information is based on reasonable assumptions that have been made by Metalla as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Metalla to be materially different from those expressed or implied by such forward-looking information, including but not limited to:

• the impact of general business and economic conditions;

• the absence of control over mining operations from which Metalla will purchase precious metals or from which it will receive stream or royalty payments and risks related to those mining operations, including risks related to international operations, government and environmental regulation, delays in mine construction and operations, actual results of mining and current exploration activities, conclusions of economic evaluations and changes in project parameters as plans are refined;

• problems related to the ability to market precious metals or other metals;

• industry conditions, including commodity price fluctuations, interest and exchange rate fluctuations;

• interpretation by government entities of tax laws or the implementation of new tax laws;

• regulatory, political or economic developments in any of the countries where properties in which Metalla holds a Royalty, Stream (as defined below) or other interest are located or through which they are held;

• risks related to the operators of the properties in which Metalla holds a Royalty or Stream or other interest, including changes in the ownership and control of such operators;

• risks related to global pandemics, including the novel coronavirus ("COVID-19") global health pandemic, and the spread of other viruses or pathogens;

• influence of macroeconomic developments;

• business opportunities that become available to, or are pursued by Metalla;

• reduced access to debt and equity capital;

• litigation;

• title, permit or license disputes related to interests on any of the properties in which Metalla holds a Royalty, Stream or other interest;

• the volatility of the stock market;

• competition;

• future sales or issuances of debt or equity securities;

• use of proceeds;

• dividend policy and future payment of dividends;

• liquidity;

• market for securities;

• enforcement of civil judgments; and

• risks relating to Metalla potentially being a passive foreign investment company within the meaning of U.S. federal tax laws, as well as those factors discussed in the section entitled "Risk Factors" in this Prospectus and in the section entitled "Risk Factors" in our annual information form for the fiscal year ended May 31, 2019, dated as of September 26, 2019 ("AIF") and incorporated by reference herein.

Forward looking statements included or incorporated by reference in this Prospectus include statements regarding:

  our plans and objectives;

  our future financial and operational performance;

  expectations regarding the gold, silver and other agreements ("Streams" and each individually a "Stream") of Metalla;

  royalty payments to be paid to Metalla by property owners or operators of mining projects pursuant to net smelter returns, and other royalty agreements or interests (collectively, "Royalties" and individually a "Royalty");

  the future outlook of Metalla and the mineral reserves and resource estimates at the Joaquin mine, COSE mine and Santa Gertrudis gold property (the "Santa Gertrudis Property");

  future gold and silver prices;

  other potential developments relating to, or achievements by, the counterparties for our Stream and Royalty agreements, and with respect to the mines and other properties in which we have a Stream or Royalty interest;

  estimates of future production, costs and other financial or economic measures;

  prospective transactions, growth and achievements;

  financing and adequacy of capital; and

  future payment of dividends.

Estimates of mineral resources and mineral reserves are also forward-looking statements because they involve estimates of mineralization that will be encountered in the future, and projections regarding other matters that are uncertain, such as future costs and commodity prices.

Forward looking statements are based on a number of material assumptions, which management of Metalla believe to be reasonable, including, but not limited to, the continuation of mining operations from which Metalla will purchase precious or other metals or in respect of which Metalla will receive Royalty payments, that commodity prices will not experience a material adverse change, mining operations that underlie Streams or Royalties will operate in accordance with disclosed parameters and such other assumptions as may be set out herein.

Forward-looking information is based on assumptions management believes to be reasonable, including but not limited to the continued operation of the mining operations from which Metalla will receive royalty payments, no material adverse change in the market price of commodities occurs, that the mining operations will operate in accordance with public statements and achieve their stated production outcomes, and such other assumptions and factors as set out therein.

Although Metalla has attempted to identify important factors that could cause actual actions, events or results to differ materially from those contained in forward-looking information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. Investors and readers of this prospectus should also review the risk factors set out in this prospectus under the heading "Risk Factors" and in the section entitled "Risk Factors" in our AIF.

NOTICE REGARDING NON-IFRS MEASURES

The documents incorporated by reference herein include certain terms or performance measures that are not defined under IFRS, such as average cash cost of silver per attributable ounce, average realized silver price per attributable ounce, and adjusted EBITDA. The data presented is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS. For further information, see "Non-IFRS Financial Measures" in management's discussion and analysis for the year ended May 31, 2019 and the nine months ended February 29, 2020, which are incorporated herein by reference. These non-IFRS measures should be read in conjunction with the Company's financial statements incorporated herein by reference.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Metalla Royalty & Streaming Ltd. at 543 Granville Street, Suite 501, Vancouver, British Columbia V6C 1X8, telephone (604) 696-0741 or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System, or EDGAR, at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set forth herein.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus:

a) our AIF;

b) our audited annual consolidated financial statements for the years ended May 31, 2019 and 2018, together with the independent registered public accounting firm's report and independent auditors' report thereon and the notes thereto;

c) our management's discussion and analysis of our results of operations and financial position for the year ended May 31, 2019 (the "Annual MD&A");

d) our unaudited consolidated interim financial statements for the three and nine months ended February 29, 2020;

e) our management's discussion and analysis of our results of operations and financial position for the three and nine months ended February 29, 2020 (the "Interim MD&A");

f) our management information circular dated September 24, 2019 in respect of the annual general and special meeting of shareholders of the Company held on November 6, 2019;

g) our material change report filed on April 27, 2020 in respect of the announcement of an acquisition of a royalty interest in the United States, a portion of the consideration for which will be paid for by the Company in its Common Shares (the "LRC MCR");

h) our material change report filed on April 16, 2020 in respect of the announcement of the Company's operating and financial results for the third quarter ended February 29, 2020 and providing a corporate update on its royalties and streams;

i) our material change report filed on March 30, 2020 in respect of a corporate update on operations;

j) our material change report filed on February 27, 2020 in respect of the Company's acquisition of a 2.0% net smelter return royalty on future gold production from a portion of the La Fortuna deposit and prospective exploration grounds forming part of the NuevaUnión project located in Chile (the "Nueva MCR");

k) our material change report filed on February 27, 2020 in respect of the announcement of the Company's operating and financial results for the second quarter ended November 30, 2019 and providing a corporate update on its royalties and streams (the "Corporate Update MCR");

l) our material change report filed on January 17, 2020 regarding the appointment of a director to the board of the Company and the grant of options to officers, directors and employees of the Company;

m) our material change report filed on January 13, 2020 regarding the approval for listing of the Company's Common Shares on the NYSE American and the ceasing of the trading of the Company's Common Shares on the OTCQB;

n) our material change report filed on December 17, 2019 regarding the Company's application for listing of its Common Shares on the NYSE American and the consolidation of its Common Shares;

Any documents of the type described in Section 11.1 of Form 44-101F1 - Short Form Prospectus Distributions ("NI 44-101") filed by the Company with a securities commission or similar authority in any province of Canada subsequent to the date of this prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed by the Company after the date of a prospectus supplement and before the termination of the distribution of the securities offered pursuant to such prospectus supplement (together with this prospectus) is deemed to be incorporated by reference in such prospectus supplement.

In addition, any future document or information that the Company files with, or furnishes to, the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings thereunder, will be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part (in the case of a report on Form 6-K, if and to the extent expressly provided therein).

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon our filing of a new annual information form and the related annual consolidated financial statements and management's discussion and analysis with applicable securities regulatory authorities during the duration of this prospectus, the previous annual information form, the previous annual consolidated financial statements and all interim financial statements (and accompanying management's discussion and analysis for such periods), and material change reports filed prior to the commencement of our financial year in which the Company's new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all condensed consolidated interim statements and the accompanying management's discussion and analysis filed prior to the new interim condensed consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Company with the applicable securities regulatory authorities during the period that this prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. References to our website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers included on the signature pages of the registration statement; (iii) the consent of KPMG LLP; and (iv) the consent of each "qualified person" for the purposes of NI 43-101 listed on the Exhibit Index of the registration statement. A copy of the form of warrant indenture or warrant agency agreement, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

TECHNICAL AND THIRD-PARTY INFORMATION

Except where otherwise stated, the disclosure in the documents incorporated by reference relating to properties and operations on the properties in which the Company holds Royalty, Stream or other interests, and included in the Company's AIF in the sections entitled "Material Assets - Joaquin Mine, Argentina", "Material Assets - COSE Mine, Argentina" and "Material Assets - Santa Gertrudis, Mexico" is based on information publicly disclosed by the owners or operators of those properties and information/data available in the public domain as at the date of (or as specified in) the documents incorporated by reference herein, as applicable, and none of this information has been independently verified by the Company. Specifically, as a Royalty or Stream holder, the Company has limited, if any, access to properties included in its asset portfolio. Additionally, the Company may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public. The Company is dependent on (i) the operators of the properties and their qualified persons to provide information to the Company, or (ii) on publicly available information, to prepare disclosure pertaining to properties and operations on the properties on which the Company holds Royalty, Stream or other interests, and generally has limited or no ability to independently verify such information. Although the Company does not have any knowledge that such information may not be accurate, there can be no assurance that such third party information is complete or accurate. Some information publicly reported by operators may relate to a larger property than the area covered by the Company's Royalty, Stream or other interest. The Company's Royalty, Stream or other interests often cover less than 100% and sometimes only a portion of the publicly reported mineral reserves, mineral resources and production of a property.

The Company considers its Royalty interests in the Joaquin mine, COSE mine and Santa Gertrudis Property to be its only material mineral properties for the purposes of NI 43-101. Information incorporated by reference herein with respect to Joaquin mine, COSE mine and Santa Gertrudis Property has been prepared in accordance with the exemption set forth in section 9.2 of NI 43-101.

Further to the Corporate Update MCR incorporated by reference herein, the Endeavour Mine has gone on care and maintenance since the date of the filing of the AIF, as such the Stream interest in the Endeavor Mine is no longer a material mineral property for Metalla and all disclosure in the AIF in connection with the Endeavour Mine, including technical and scientific information, is expressly excluded from this Prospectus in its entirety and is not incorporated by reference herein.

Charles Beaudry, M.Sc., P.Geo. and géo. for Metalla and a "Qualified Person" under NI 43-101 has reviewed and approved the scientific and technical disclosure contained in the AIF, the Annual MD&A and the Interim MD&A.

FINANCIAL AND EXCHANGE RATE INFORMATION

The annual consolidated financial statements of the Company incorporated by reference in this prospectus have been prepared in accordance with IFRS and are reported in Canadian dollars, and the audit of such financial statements may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" are to U.S. dollars, references to "C$" or "$" are to Canadian dollars.

The following table sets forth for each period indicated: (i) the exchange rates in effect at the end of the periods indicated; (ii) the high and low exchange rates during each period; and (iii) the average exchange rates in effect during each period, in each case, as identified or calculated from the Bank of Canada rate in effect on each trading day during the relevant period. These rates are expressed as U.S. dollars per C$1.00.

	Year Ended December 31			Financial Year Ended May 31			Nine Months Ended
	2019	2018	2017	2019	2018	2017	February 29, 2020
High for period	0.7699	0.8138	0.8245	0.7811	0.8245	0.7877	0.7710
Low for period	0.7353	0.7330	0.7276	0.7330	0.7405	0.7276	0.7424
Average for period	0.7537	0.7721	0.7708	0.7563	0.7866	0.7559	0.7573
Rate at end of period	0.7699	0.7330	0.7971	0.7393	0.7723	0.7407	0.7447

On April 30, 2020, the exchange rate as quoted by the Bank of Canada was C$1.00 = US$0.7189(US$1.00 = C$1.3910).

COMMODITY PRICE INFORMATION

The following table sets out the high, low and average spot commodity price in US$ of gold for the three calendar years ending December 31, 2017, 2018 and 2019, Metalla's three financial years ending May 31, 2017, 2018 and 2019, as well as the ten months ending March 31, 2020.

	Year Ended December 31			Financial Year Ended May 31			Ten Months Ended
	2019	2018	2017	2019	2018	2017	March 31, 2020
High for period	$1,546.10	$1,360.25	$1,350.90	$1,345.75	$1,360.25	$1,370.00	$1,687.00
Low for period	$1,269.50	$1,176.70	$1,148.65	$1,176.70	$1,207.55	$1,125.70	$1,313.95
Average for period	$1,392.60	$1,268.41	$1,257.12	$1,257.27	$1,295.21	$1,258.63	$1,497.27

The following table sets out the high, low and average spot commodity price in US$ of silver for the three calendar years ending December 31, 2017, 2018 and 2019, Metalla's three financial years ending May 31, 2017, 2018 and 2019, as well as the ten months ending March 31, 2020.

	Year Ended December 31			Financial Year Ended May 31			Ten Months Ended
	2019	2018	2017	2019	2018	2017	March 31, 2020
High for period	$19.31	$17.52	$18.56	$17.23	$18.21	$20.71	$19.31
Low for period	$14.38	$13.97	$15.22	$13.97	$15.22	$15.74	$12.01
Average for period	$16.22	$15.71	$17.05	$15.13	$16.75	$17.89	$16.88

THE COMPANY

Metalla was incorporated on May 11, 1983 pursuant to the Company Act (British Columbia) under the name Cactus West Explorations Ltd. The Company's name was changed to Cimarron Minerals Ltd. and its share capital was consolidated on a five (old) for one (new) basis, on April 29, 1996. On May 1, 2000, the Company's name was changed to DiscFactories Corporation, and its share capital was consolidated on a two (old) for one (new) basis and the Company was continued into the federal jurisdiction under the Canada Business Corporations Act. On February 20, 2007, the Company completed a change of business transaction pursuant to which it changed its name from DiscFactories Corporation to Excalibur Resources Ltd. On January 11, 2010, its share capital was consolidated on an eight (old) for one (new) basis. On December 1, 2016 it changed its name from Excalibur Resources Ltd. to Metalla, and completed a share consolidation on a three (old) for one (new) basis. On November 16, 2017, Metalla continued under the Business Corporations Act (British Columbia) ("BCBCA"). On December 17, 2019, Metalla effected a consolidation of its Common Shares on a four for one basis and all information in this prospectus has been adjusted for the consolidation.

The Company's head office is located at 501-543 Granville Street, Vancouver, British Columbia, V6C 1X8, Canada. The Company's registered and records office is located at Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5, Canada.

As at the date hereof the Common Shares are listed on the on the TSXV under the trading symbol "MTA"; on the NYSE American under the symbol "MTA"; and on the Frankfurt Exchange under the symbol "X9C".

Metalla does not operate mines, develop projects or conduct exploration. Metalla's business model is focused on managing and growing its portfolio of royalties and streams. The advantages of this business model are:

• exposure to precious metals price optionality;

• a perpetual discovery option over large areas of geologically prospective lands with no additional cost other than the initial investment;

• limited exposure to many of the risks associated with operating companies;

• a free cash-flow business with limited cash calls;

• a high-margin business that can generate cash through the entire commodity cycle;

• a scalable and diversified business in which a large number of assets can be managed with a small stable overhead; and

• a forward-looking business in which management focuses on growth opportunities rather than operational or development issues.

Metalla's financial results in the short-term are primarily tied to the price of commodities and the amount of production from its portfolio of producing assets. Financial results have also been supplemented by acquisitions of new producing assets. Over the longer-term, results are impacted by the availability of exploration and development capital applied by other companies to expand or extend Metalla's producing assets. Metalla has a long-term investment outlook and recognizes the cyclical nature of the industry. Metalla has historically operated by maintaining a strong balance sheet so that it can make investments during commodity cycle downturns.

Inter-Corporate Relationship

The chart below illustrates the Company's material inter-corporate relationships as at the date hereof:

Note:
(1) The LRC MCR sets forth the details of the Company's ownership of Metalla America Ltd.
(2) The Nueva MCR sets forth the details of the Company's proportionate ownership interest in Nueva Royalty Ltd.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. Before deciding whether to invest in any securities of the Company, investors should consider carefully the risks discussed below, the risks incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in a prospectus supplement relating to a specific offering of securities.

Risks Relating to Metalla

Changes in Commodity Prices that underlie Royalty, Stream or Other Interests

The price of Metalla's Common Shares may be significantly affected by declines in commodity prices. The revenue derived by Metalla from its asset portfolio will be significantly affected by changes in the market price of commodities that underlie the Royalty, Stream or other investments or interests of Metalla. Metalla's revenue is particularly sensitive to changes in the price of gold and silver. Any future cash flow derived from silver Streams is 100% dependent on the future price of silver. The price of gold, silver and other commodities fluctuates daily and are affected by factors beyond the control of Metalla, including levels of supply and demand, industrial development, inflation and interest rates, the U.S. dollar's strength and geo-political events. External economic factors that affect commodity prices can be influenced by changes in international investment patterns, monetary systems and political developments.

The Chinese market is a significant source of global demand for commodities. A sustained slowdown in China's growth or demand, or a significant slowdown in other markets, in either case, that is not offset by reduced supply or increased demand from other regions could have an adverse effect on the price and/or demand for the products on which we have Royalties. The COVID-19 pandemic and efforts to contain it may have a significant effect on commodity prices and demand and potentially broader impacts on the global economy.

All commodities, by their nature, are subject to wide price fluctuations and future material price declines will result in a decrease in revenue and may cause a suspension or termination of production by relevant operators, which would result in a complete cessation of revenue from applicable Royalties, Streams or working interests. Even if Metalla worked to ensure a diversification of commodities that underlie its Royalties and Streams, the commodity market trends are cyclical in nature and a general downturn in commodity prices could result in a significant decrease in overall revenue.

Metalla Has No Control Over Mining Operations

Metalla is not directly involved in the operation of mines. The revenue Metalla may derive from its portfolio of Royalty and Stream assets is based entirely on production from third-party mine owners and operators. Metalla is party to precious metal purchase agreements to purchase a certain percentage of precious metals or other metals produced by certain mines and operations and Metalla expects to receive payments under Royalty agreements based on production from certain mines and operations, however, Metalla will not have a direct interest in the operation or ownership of those mines and projects. The owners and operators generally will have the power to determine the manner in which the properties are exploited, including decisions to expand, continue or reduce, suspend or discontinue production from a property, decisions about the marketing of products extracted from the property and decisions to advance exploration efforts and conduct development of non-producing properties. The interests of third-party owners and operators and those of Metalla in respect of a relevant project or property may not always be aligned. The inability of Metalla to control the operations for the properties in which it has a Royalty, Stream or other interest may result in a material adverse effect on the profitability of Metalla, the results of operations of Metalla and its financial condition. Except in a limited set of circumstances as may be specified in a specific Stream or Royalty, Metalla will not receive compensation if a specific mine or operation fails to achieve or maintain production or if the specific mine or operation is closed or discontinued. In addition, a number of mining operations in respect of which Metalla holds a Royalty or Stream interest ("Mining Operations") are currently in exploration stage and may not commence commercial production and there can be no assurance that if such operations do commence production that they will achieve profitable and continued production levels. In addition, the owners or operators may take action contrary to policies or objectives of Metalla; be unable or unwilling to fulfill their obligations under their agreements with Metalla; have difficulty obtaining or be unable to obtain the financing necessary to move projects forward; or experience financial, operational or other difficulties, including insolvency, which could limit the owner or operator's ability to perform its obligations under arrangements with Metalla. Metalla is also subject to the risk that a specific mine or project may be put on care and maintenance or have its operations suspended, on both a temporary or permanent basis.

The owners or operators of the projects or properties in which Metalla holds a Royalty or Stream interest may from time to time announce transactions, including the sale or transfer of the projects or of the operator itself, over which Metalla has little or no control. If such transactions are completed it may result in a new operator controlling the project, who may or may not operate the project in a similar manner to the current operator which may positively or negatively impact Metalla. If any such transaction is announced, there is no certainty that any such transaction will be completed, or completed as announced, and any consequences of such non-completion on Metalla may be difficult or impossible to predict.

Metalla is subject to the risk that Mining Operations may shut down on a temporary or permanent basis due to issues including but not limited to economic conditions, lack of financial capital, flooding, fire, pandemics (including the COVID-19 pandemic), weather related events, mechanical malfunctions, community or social related issues, social unrest, the failure to receive permits or having existing permits revoked, collapse of mining infrastructure including tailings ponds, expropriation and other risks. These issues are common in the mining industry and can occur frequently. There is a risk that the carrying values of Metalla's assets may not be recoverable if the mining companies operating the Mining Operations cannot raise additional finances to continue to develop those assets. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Mining Operations becoming uneconomic resulting in their shutdown and closure. Metalla is not entitled to purchase gold, other commodities, receive royalties or other economic benefit from the Mining Operations if no gold or other commodities are produced from the Mining Operations.

Variations in Foreign Exchange Rates

Foreign exchange rates have seen significant fluctuation in recent years. A depreciation in the value of the Canadian Dollar against one or more of the currencies in which Metalla receives payments under the Royalties and Streams could have a material adverse effect on the profitability of Metalla, its results of operations and financial condition.

Metalla's consolidated revenue, expenses and financial position may be impacted by fluctuations in foreign exchange rates as payments in foreign currencies are translated into Canadian Dollars. Metalla has not hedged its exposure to currency fluctuations. Based on Metalla's financial circumstances as at May 31, 2019, and assuming that all other variables remain constant, a 1% depreciation or appreciation of the Canadian Dollar against the U.S. Dollar would result in an increase/decrease of approximately $8,100 in Metalla's pre-tax income or loss. Currency fluctuations in other international currencies in which Metalla receives payments under the Royalties and Streams could have an equal or greater effect including the payment of the Royalty on the COSE mine which may be made in either Argentinian Pesos or United States Dollars at the option of the payor.

The operations of Metalla are subject to foreign currency fluctuations and inflationary pressures, which may have a material adverse effect on the profitability of Metalla, its result of operations and financial condition. There can be no assurance that the steps taken by management to address such fluctuations will eliminate the adverse effects and Metalla may suffer losses due to adverse foreign currency fluctuations.

Delay Receiving or Failure to Receive Payments

Metalla is dependent to a large extent upon the financial viability and operational effectiveness of owners and operators of the relevant mines and mineral properties underlying Metalla's Streams and Royalties. Payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. Payments may be delayed by restrictions imposed by lenders, delays in the sale or delivery of products, the ability or willingness of smelters and refiners to process mine products, recovery by the operators of expenses incurred in the operation of the Royalty or Stream properties, the establishment by the operators of reserves for such expenses or the insolvency of the operator. Metalla's rights to payment under the Royalties/Streams must, in most cases, be enforced by contract without the protection of the ability to liquidate a property. This inhibits Metalla's ability to collect amounts owing under its Royalties/Streams upon a default. Additionally, some agreements may provide limited recourse in particular circumstances which may further inhibit Metalla's ability to recover or obtain equitable relief in the event of a default under such agreements. In the event of a bankruptcy of an operator or owner, it is possible that an operator may claim that Metalla should be treated as an unsecured creditor and, therefore, have a limited prospect for full recovery of revenue and a possibility that a creditor or the operator may claim that the Royalty or Stream agreement should be terminated in the insolvency proceeding. Failure to receive payments from the owners and operators of the relevant properties or termination of Metalla's rights may result in a material and adverse effect on Metalla's profitability, results of operations and financial condition.

Third-Party Reporting

Metalla relies on public disclosure and other information regarding specific mines or projects that is received from the owners or operators of the mines or other independent experts. The information received may be susceptible to being imprecise as the result of it being compiled by certain third parties. The disclosure created by Metalla may be inaccurate if the information received contains inaccuracies or omissions, which could create a material adverse effect on Metalla. Further, Metalla must rely on the accuracy and timeliness of the public disclosure and other information it receives from the owners and operators of the Mining Operations, and uses such information in its analyses, forecasts and assessments relating to its own business and to prepare its disclosure with respect to the Streams and Royalties. If the information provided by such third parties to Metalla contains material inaccuracies or omissions, the Company's disclosure may be inaccurate and its ability to accurately forecast or achieve its stated objectives may be materially impaired, which may have a material adverse effect on Metalla.

In addition, a Royalty or Stream agreement may require an owner or operator to provide Metalla with production and operating information that may, depending on the completeness and accuracy of such information, enable Metalla to detect errors in the calculation of Royalty or Stream payments that it receives. As a result, the ability of Metalla to detect payment errors through its associated internal controls and procedures is limited, and the possibility exists that Metalla will need to make retroactive revenue adjustments. Of the Royalty or Stream agreements that Metalla enters into, some may provide Metalla the right to audit the operational calculations and production data for associated payments; however, such audits may occur many months following the recognition by Metalla of the applicable revenue and may require Metalla to adjust its revenue in later periods.

As a holder of an interest in a Royalty or Stream, Metalla will have limited access to data on the operations or to the actual properties underlying the Royalty or Stream. This limited access to data or disclosure regarding operations could affect the ability of Metalla to assess the performance of the Royalty or Stream. This could result in delays in cash flow from that which is anticipated by Metalla based on the stage of development of the properties covered by the assets within the portfolio of Metalla.

Disclosure Regarding Operations

Some Royalties or Streams may be subject to confidentiality arrangements which govern the disclosure of information with regard to the Royalty or Stream and, as such, Metalla may not be in a position to publicly disclose non-public information with respect to certain Royalties or Streams. The limited access to data and disclosure regarding the operations of the properties in which Metalla has an interest, may restrict the ability of Metalla to enhance its performance which may result in a material and adverse effect on the profitability of Metalla, results of operations for Metalla and financial condition. There can be no assurance that Metalla will be successful in obtaining these rights when negotiating the acquisition of Royalties or Streams.

Strategy for Acquisitions

As Metalla executes on its business plan it intends to seek to purchase additional Royalties and Streams from third parties. Metalla cannot offer any assurance that it can complete any acquisition or proposed business transactions on favourable terms or at all, or that any completed acquisitions or proposed transactions will benefit Metalla.

At any given time Metalla may have various types of transactions and acquisition opportunities in various stages of review, including submission of indications of interest and participation in discussions or negotiations in respect of such transactions. This process also involves the engagement of consultants and advisors to assist in analyzing particular opportunities. Any such acquisition or transaction could be material to Metalla and may involve the issuance of securities by Metalla to fund any such acquisition. Any such issuance of securities may result in substantial dilution to existing shareholders and may result in the creation of new control positions. In addition, any such acquisition or other Royalty or Stream transaction may have other transaction specific risks associated with it, including risks related to the completion of the transaction, the project operators or the jurisdictions in which assets may be acquired.

Additionally, Metalla may consider opportunities to restructure its Royalties or Streams where it believes such a restructuring may provide a long-term benefit to Metalla, even if such restructuring may reduce near-term revenues or result in Metalla incurring transaction related costs. Metalla may enter into one or more acquisitions, restructurings or other Royalty and Streaming transactions at any time.

Metalla Cash Flow Risk

Metalla is not directly involved in the ownership or operation of mines. Metalla's Royalty, Stream and other interests in properties or projects are subject to most of the significant risks of the operating mining company. Metalla's cash flow is dependent on the activities of third parties which could create risk that those third parties may, have targets inconsistent to Metalla's targets, take action contrary to Metalla's goals, policies or objectives, be unwilling or unable to fulfill their contractual obligations owed to Metalla, or experience financial, operational or other difficulties or setbacks, including bankruptcy or insolvency proceedings, which could limit a third-party's ability to perform under a specific third-party arrangement. Specifically, Metalla could be negatively impacted by an operator's ability to continue its mining operations as a going concern and have access to capital. A lack of access to capital could result in a third-party entering a bankruptcy proceeding, which would result in Metalla being unable to realize any value for its Stream, Royalty or other interest.

Negative Cash Flow from Operations

During the interim period ended February 29, 2020, the Company had negative cash flow from operating activities. To the extent that the Company has negative cash flow in any future period, unallocated funds may be used to fund such negative cash flow from operating activities, if any.

Rights of other Interest-Holders

Some Royalty and Stream interests are subject to: (i) buy-down right provisions pursuant to which an operator may buy-back all or a portion of the Royalty or Stream, (ii) pre-emptive rights pursuant to which certain parties have the right of first refusal or first offer with respect to a proposed sale or assignment of a Royalty or Stream to Metalla, or (iii) claw back rights pursuant to which the seller of a Royalty or Stream to Metalla has the right to re-acquire the Royalty or Stream. Holders may exercise these rights such that certain Royalty and Stream interests would no longer be held by Metalla. Any compensation received as a result may be significantly less than Metalla had budgeted receiving for the applicable Royalty or Stream and may have a material adverse effect on Metalla's income and business.

Defects in Royalties and Streams

A defect in the Royalties and Streams and/or the underlying contract may arise to defeat or impair the claim of Metalla to such Royalty or Stream.

Change in Material Assets

As at the date hereof, Joaquin mine Royalty, COSE mine Royalty, and Santa Gertrudis Gold Royalty are currently material assets to Metalla, although as new assets are acquired or move into production, the materiality of each of the assets of Metalla will be reconsidered. Any adverse development affecting the operation of, production from or recoverability of mineral reserves from the Joaquin mine, COSE mine, and Santa Gertrudis Property, or any other significant property in the asset portfolio from time to time, such as, but not limited to, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage, or the inability to hire suitable personnel and engineering contractors or secure supply agreements on commercially suitable terms, may have a material adverse effect on the profitability of Metalla, the financial condition of Metalla and results of its operations.

Dependence on Key Personnel

Metalla is dependent on the services of a small number of key management personnel. The ability of Metalla to manage its activities and its business will depend in large part on the efforts of these individuals. There can be no assurance that Metalla will be successful in engaging or retaining key personnel. The loss of the services of a member of the management of Metalla could have a material adverse effect on the Company. From time to time, Metalla may also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate its business. The number of persons skilled in the acquisition of Royalties and or Streams is limited and competition for such persons is intense. Recruiting and retaining qualified personnel is critical to the success of Metalla and there can be no assurance that Metalla will be successful in recruiting and retaining the personnel it needs to successfully operate its business. If Metalla is not successful in attracting and retaining qualified personnel, the ability of Metalla to execute on its business model and strategy could be affected, which could have a material and adverse impact on its profitability, results of operations and financial condition.

Dividends

Payment of dividends on Metalla's securities is within the discretion of Metalla's board of directors and will depend upon Metalla's future earnings, cash flows, acquisition capital requirements and financial condition, and other relevant factors. Although Metalla currently pays a regular dividend, there can be no assurance that it will be in a position to continue to declare dividends in the future due to the occurrence of one or more of the risks described herein.

Competition

Metalla will compete with other companies for Streams and Royalties. Other companies may have greater resources than Metalla. Any such competition may prevent Metalla from being able to secure new Streams or acquire new Royalties. Future competition in the royalty and streaming sector could materially adversely affect Metalla's ability to conduct its business. There can be no assurance that Metalla will be able to compete successfully against other companies in acquiring new Royalty and/or Stream interests. In addition, Metalla may be unable to acquire Royalties or Streams at acceptable valuations which may result in a material and adverse effect on Metalla's profitability, results of operations and financial condition.

Project Operators may not Respect Contractual Obligations

Royalty, Stream and other interests in properties or projects are contractual in nature. Parties to contracts do not always honour contractual terms and contracts themselves may be subject to interpretation or technical defects. To the extent grantors of Royalties, Stream and other interests do not abide by their contractual obligations, Metalla may be forced to take legal action to enforce its contractual rights. Such litigation may be time consuming and costly and there is no guarantee of success. Further, any such litigation may also be required to be pursued in foreign jurisdictions. Any pending proceedings or actions or any decisions determined adversely to Metalla, may have a material and adverse effect on Metalla's profitability, results of operations, financial condition and the trading price of the Common Shares of Metalla.

Unknown Defects

A defect in a Royalty, Stream and/or the underlying contract may arise to defeat or impair the claim of Metalla to such Royalty or Stream.

Unknown defects in a Royalty or Stream may result in a material and adverse effect on Metalla's profitability, results of operations, financial condition and the trading price of Metalla securities.

Enforceability

The status of Royalties at law can be uncertain and varies from jurisdiction to jurisdiction and in certain jurisdictions a Royalty may not be a registrable interest which runs with the land. As a result it may be difficult for Metalla to enforce its rights with respect to Royalties against a third party. Such a failure may result in the loss of the Company's rights to such a Royalty in the event a third party assigns title to the underlying property.

Conflicts of Interest

Certain directors and officers of Metalla also serve as directors and/or officers of other companies that are involved in natural resource explorations, development and mining operations, including Paladin Energy Ltd., Argosy Minerals Ltd., Azarga Metals Corp., Atico Mining Corporation, Auramex Resources Corp, Mountain Boy Minerals Ltd., Romios Gold Resources Ltd., Thunderstruck Resources Ltd., Galena Mining Ltd., Crystal Lake Mining Corp., Comet Resources Limited, Tempus Resources Limited, Amwolf Capital Corp. and Palladium One Mining Inc., Alexco Resource Corp. and Kaizen Discovery Inc., and consequently there exists the possibility for such directors and officers to be in a position where there is a conflict of interest. Any decision made by any such directors and officers will be made in accordance with their duties and obligations to deal in good faith and in the best interests of Metalla and its shareholders. Each director that is in a conflict of interest is required to declare such conflict and abstain from voting on a matter in which that director is conflicted in accordance with applicable law.

Global Financial Conditions

Global financial conditions have been characterized by ongoing volatility. Global financial conditions could suddenly and rapidly destabilize in response to future events, as government authorities may have limited resources to respond to future crises. Global capital markets have continued to display increased volatility in response to global events. Future crises may be precipitated by any number of causes, including natural disasters, pandemics (including the COVID-19 pandemic), geopolitical instability, changes to energy prices or sovereign defaults.

Market events and conditions, including the disruptions in the international credit markets and other financial systems, in China, Japan and Europe, along with political instability in the Middle East and Russia and falling currency prices expressed in United States dollars have resulted in commodity prices remaining volatile. These conditions have also caused a loss of confidence in global credit markets, excluding the United States, resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, tighter regulations, less liquidity, widening credit spreads, less price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by governments, concerns about the general condition of the capital markets, financial instruments, banks and investment banks, insurers and other financial institutions caused the broader credit markets to be volatile and interest rates to remain at historical lows. These events are illustrative of the effect that events beyond the Company's control may have on commodity prices, demand for metals, including gold, silver, copper, lead and zinc, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Company's business. Global financial conditions have always been subject to volatility. Access to public financing has been negatively impacted by sovereign debt concerns in Europe and emerging markets, as well as concerns over global growth rates and conditions.

Any sudden or rapid destabilization of global economic conditions could negatively impact Metalla's ability, or the ability of the operators of the properties in which Metalla holds Royalties, Streams or other interests, to obtain equity or debt financing or make other suitable arrangements to finance their projects.

These factors may impact the ability of Metalla to obtain both debt and equity financing in the future and, if obtained, on terms favourable to Metalla. Increased levels of volatility and market turmoil can adversely impact the operations of Metalla and the value and the price of the Common Shares of the Company could be adversely affected.

Future Financing; Future Securities Issuances

There can be no assurance that Metalla will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could impede the funding obligations of Metalla or result in delay or postponement of further business activities which may result in a material and adverse effect on Metalla's profitability, results of operations and financial condition. Metalla may require new capital to continue to grow its business and there are no assurances that capital will be available when needed, if at all. It is likely that, at least to some extent, such additional capital will be raised through the issuance of additional equity, which could result in dilution to shareholders.

Repayment of Current Credit Facility

Metalla's credit facility and financing agreements mature on various dates. There can be no assurance that such credit facility or financing agreements, or any other credit facilities or financing agreements that Metalla may enter into, will be renewed or refinanced, or if renewed or refinanced, that the renewal or refinancing will occur on equally favourable terms to Metalla. Metalla's ability to continue operating may be adversely affected if Metalla is not able to renew its credit facilities or arrange refinancing, or if such renewal or refinancing, as the case may be, occurs on terms materially less favorable to Metalla than at present. Metalla's current credit facilities and financing agreements impose covenants and obligations on Metalla. There is a risk that such loans may go into default if there is a breach in complying with such covenants and obligations, which could result in the lenders realizing on their security and causing the shareholders to lose some or all of their investment.

Litigation affecting Properties

Potential litigation may arise on a property on which Metalla holds or has a Royalty or Stream interest (for example, litigation between joint venture partners or between operators and original property owners or neighbouring property owners). Metalla will not generally have any influence on the litigation and will not generally have access to data. Any such litigation that results in the cessation or reduction of production from a property (whether temporary or permanent) could have a material and adverse effect on Metalla's profitability, results of operations, financial condition and the trading price of the Common Shares of Metalla.

Application and Interpretation of Tax Laws

We are subject to direct and indirect taxes in various global jurisdictions. The amount of tax we pay, directly or indirectly, is subject to our interpretation of applicable tax laws in the jurisdictions in which we file, and the applicable tax laws in the jurisdictions of operations in which Metalla has interests including those from which we receive Royalties, Streams and other income.

We have taken and will continue to take tax positions based on our interpretation of tax laws, but tax accounting often involves complex matters and judgment is required in determining our worldwide provision for taxes and other tax liabilities. Although we believe that we have complied with all applicable tax laws, there can be no assurance that a taxing authority will not have a different interpretation of the law and assess us, or the operations in which Metalla has interests, with additional taxes.

While to our knowledge we are not currently the subject of any tax audits or under reassessment, tax authorities may in the future disagree with our judgment and the presentation of our tax position. We regularly assess the likely outcomes of tax audits or reassessments to determine the appropriateness of our tax liabilities. However, our judgment on tax matters might not be sustained as a result of audits or reassessments, and the amounts ultimately paid could be different from the amounts previously recorded or expected. In addition, our effective tax rate in the future could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. Tax rates in the jurisdictions in which we operate or in which we have interests may change as a result of macroeconomic, political or other factors. Increases in the tax rate in any of the jurisdictions in which Metalla has interests could have a negative impact on our profitability.

Changes in Tax Laws Impacting Metalla

There can be no assurance that new tax laws, regulations, policies or interpretations will not be enacted or brought into being in the jurisdictions where Metalla has interests that could have a material adverse effect on Metalla. Any such change or implementation of new tax laws or regulations could adversely affect Metalla's ability to conduct its business. No assurance can be given that new taxation rules or accounting policies will not be enacted or that existing rules will not be applied in a manner which could result in the profits of Metalla being subject to additional taxation or which could otherwise have a material adverse effect on the profitability of Metalla, Metalla's results of operations, financial condition and the trading price of the Common Shares of Metalla. In addition, the introduction of new tax rules or accounting policies, or changes to, or differing interpretations of, or application of, existing tax rules or accounting policies could make Royalties, Streams or other investments by Metalla less attractive to counterparties. Such changes could adversely affect the ability of Metalla to acquire new assets or make future investments.

Credit and Liquidity Risk

Metalla is exposed to counterparty risks and liquidity risks including, but not limited to: (i) through the companies with which Metalla has Streams and Royalty agreements with; (ii) through financial institutions that hold Metalla's cash and cash equivalents; (iii) through companies that have payables to Metalla; (iv) through Metalla's insurance providers; and (v) through Metalla's lenders. Metalla is also exposed to liquidity risks in meeting its operating expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability of Metalla to obtain loans and other credit facilities in the future and, if obtained, on terms favourable to Metalla. Also, if these risks materialize, the Company's operations could be adversely impacted and the trading price of its securities could be adversely affected.

Information Systems and Cyber Security

Metalla's information systems, and those of its counterparties under the Streams and Royalties agreements and vendors, are vulnerable to an increasing threat of continually evolving cybersecurity risks. Unauthorized parties may attempt to gain access to these systems or Metalla's information through fraud or other means of deceiving Metalla's counterparties. Metalla's operations depend, in part, on how well Metalla and its suppliers, as well as counterparties under the Streams and Royalties agreements, protect networks, equipment, information technology systems and software against damage from a number of threats. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact Metalla's reputation and results of operations. Although to date Metalla has not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that Metalla will not incur such losses in the future. Metalla's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain an area of attention.

Activist Shareholders

Publicly-traded companies are often subject to demands or publicity campaigns from activist shareholders advocating for changes to corporate governance practices, such as executive compensation practices, social issues, or for certain corporate actions or reorganizations. There can be no assurance that Metalla will not be subject to any such campaign, including proxy contests, media campaigns or other activities. Responding to challenges from activist shareholders can be costly and time consuming and may have an adverse effect on Metalla's reputation. In addition, responding to such campaigns would likely divert the attention and resources of Metalla's management and board of directors, which could have an adverse effect on Metalla's business and results of operations. Even if Metalla were to undertake changes or actions in response to activism, activist shareholders may continue to promote or attempt to effect further changes and may attempt to acquire control of Metalla. If shareholder activists are ultimately elected to the board of directors, this could adversely affect Metalla's business and future operations. This type of activism can also create uncertainty about Metalla's future strategic direction, resulting in loss of future business opportunities, which could adversely affect Metalla's business, future operations, profitability and Metalla's ability to attract and retain qualified personnel.

Reputation Damage

Reputational damage can be the result of the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. While Metalla does not ultimately have direct control over how it is perceived by others, reputational loss could have a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Expansion of Business Model

Metalla's operations and expertise have been focused on the acquisition and management of Royalty and Stream interests. Metalla may pursue acquisitions outside this area, including acquiring and/or investing in and/or developing resource projects. Expansion of Metalla's activities into new areas would present challenges and risks that it has not faced in the past, including many of the risks described under the section Risks Related to Mines and Mining Operations. The failure to manage these challenges and risks successfully may result in a material and adverse effect on Metalla's profitability, results of operations, financial condition and the trading price of Metalla securities.

Ineffective Controls

Metalla has determined that it did not have effective disclosure controls and procedures or internal control over financial reporting as at May 31, 2019, due to the following material weaknesses in internal control over financial reporting: (i) given the size of the Company and its finance team, the Company lacked the resources to enforce appropriate segregation of duties in certain financial processes, including journal entries, revenue and acquisitions of stream and royalty interests; (ii) there were not yet appropriate processes and controls in place to review the accounting treatment of significant transactions, including acquisitions of stream and royalty interests; and (iii) the Company did not yet have key entity level controls, including formal risk management controls or a system of internal controls around financial reporting. Management is evaluating and intends to implement, as soon as practicable, steps intended to remedy these weaknesses; however, no assurance can be provided that the Company will be able to develop and maintain effective controls. In addition, the Company's internal control over financial reporting may not prevent or detect misstatements because of the inherent limitations of internal controls, including the possibility of human error, the circumvention or overriding of controls, poorly designed or ineffective controls, or fraud. Failure to maintain effective controls could subject the Company to additional costs, adversely affect the Company's stock price if shareholders or other third parties have less confidence in the Company, or subject the Company to potential regulatory actions.

Risks Related to Mines and Mining Operations

Risk Factors applicable to Owners and Operators of Properties in which Metalla holds an Interest

To the extent that they relate to the production of minerals from or the continued operation of, properties in which Metalla holds a Royalty or Stream interest, Metalla will be subject to the risk factors applicable to the owners and operators of such mines or projects.

Exploration, Development and Operating Risks

Mining involves a high degree of risk. Mines and projects in which Metalla has or may enter into a precious metal purchase agreement or Royalty agreement are subject to all of the hazards and risks normally encountered in the exploration, development and production of metals, including weather-related events, unusual and unexpected geology formations, seismic activity, rock bursts, cave-ins, pit-wall failures, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in production, increased production costs and possible legal liability. Any of these hazards and risks and other acts of God could shut down Mining Operations temporarily or permanently. Mining Operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability for the owners or operators of the Mining Operations.

The exploration for, development, mining and processing of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by the owners or operators of Mining Operations will result in profitable commercial Mining Operations. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: cash costs associated with extraction and processing, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in one or more of the Mining Operations not receiving an adequate return on invested capital. Accordingly there can be no assurance the Mining Operations which are not currently in production will be brought into a state of commercial production.

Climate Change

Governments are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels (such as carbon taxes) and energy efficiency is becoming more stringent. The Paris climate accord was signed by 195 countries in December 2015 and marked a global shift toward a low-carbon economy.

If the current regulatory trend continues, Metalla expects that this will result in increased costs at some of the Mining Operations which could adversely impact the profitability or viability of such operations and may result in reduction or cessation of production which in turn would have an impact on the Company's revenue. In addition, the physical risks of climate change may also have an adverse effect on some of the Mining Operations. These risks include the following:

• sea level rise: changes in sea level could affect ocean transportation and shipping facilities which are used to transport supplies, equipment and workforce to some of the Mining Operations and products from those operations to world markets.

• extreme weather events: extreme weather events (such as increased frequency or intensity of hurricanes, increased snow pack, prolonged drought) have the potential to disrupt some of the Mining Operations. Extended disruptions to supply lines could result in interruption to production.

• resource shortages: some of the Mining Operations depend on regular supplies of consumables (diesel, tires, sodium cyanide, et cetera) and reagents to operate efficiently. In the event that the effects of climate change or extreme weather events cause prolonged disruption to the delivery of essential commodities, production efficiency at some of the Mining Operations is likely to be reduced.

There is no assurance that efforts to mitigate the risks of climate changes will be effective and that the physical risk of climate change will not have an adverse effect on the Mining Operations and their profitability.

Commodity Prices

Metal prices are subject to fluctuation and any future significant decline could result in mines, Mining Operations and project development to cease. Owners and operators of mines and development projects could be forced to cease operations or discontinue development of a particular project, which could materially adversely affect Metalla's business operations and profitability.

Environmental Risks

All phases of mine operation or development are subject to governmental regulation including environmental regulation in the various jurisdictions in which they operate. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the mines and projects in which Metalla has an interest. Also, unknown environmental hazards may exist on the properties at present which were caused by previous or existing owners or operators of the properties and which could impair the commercial success, levels of production and continued feasibility and project development and mining operations on these properties. One or more of the mining companies may become liable for such environmental hazards caused by previous owners or operators of the properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Government Regulation, Permits and Authorizations

The exploration and development activities related to mine operations are subject to extensive laws and regulations governing exploration, development, production, exports, taxes, labour standards, waste disposal, protection and remediation of the environment, reclamation, historic and cultural resources preservation, mine safety and occupational health, handling, storage and transportation of hazardous substances and other matters.

The costs of discovering, evaluating, planning, designing, developing, constructing, operating and closing specific mine operations in compliance with such laws and regulations are significant. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that the owners or operators of mines or projects would not proceed with the development of, or continue to operate, a mine. Moreover, it is possible that future regulatory developments, such as increasingly strict environmental protection laws, regulations and enforcement policies thereunder and claims for damages to property and persons resulting from mining operations could result in substantial costs and liabilities for the owners or operators of mines or projects in the future such that they would not proceed with the development of, or continue to operate, a mine.

Government approvals, licences and permits are currently, and will in the future be, required in connection with Mining Operations. To the extent such approvals are required and not obtained, Mining Operations may be curtailed or prohibited from proceeding with planned operations, which could have an impact on the business and financial condition of Metalla. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on Mining Operations, resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

COVID-19 Impact

The COVID-19 global health pandemic is significantly impacting the global economy and commodity and financial markets.  The full extent and impact of the COVID-19 pandemic is unknown and to date has included extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices (including gold, silver, palladium and oil and gas) and has raised the prospect of an extended global recession. As efforts are undertaken to slow the spread of the COVID-19 pandemic, the operation and development of mining projects on which the Company has a Royalty, Stream or other interest may be impacted.  For example, following the Government of Mexico’s decree that all non-essential business suspend operations until April 30, 2020,  Agnico Eagle Mines Limited ("Agnico Eagle") announced on April 2, 2020 that they are ramping down activities at its La India mining operation and suspending exploration activities in Mexico during this period. This has delayed development on the properties underlying the Santa Gertrudis and El Realito royalty assets held by the Company. The Government of Mexico has since further decreed an extension of the suspension of all non-essential activities, including mining and exploration, until May 30, 2020 and on May 1, 2020 Agnico Eagle further announced that activities at its Mexico operations will continue to be minimized during this period and only activities ensuring the sustainabilityof the infrastructure are being maintained. Agnico Eagle expects that its Mexican operations may restart in early June 2020. On March 23, 2020 Pan American Silver Corp. announced operations at its COSE and Joaquin mines in Argentina have been temporarily suspended in response to the COVID-19 pandemic and on April 1, 2020 confirmed that temporary suspension was extended until April 13, 2020 and could be subject to further extension (with no further updates as of the date of this prospectus). Argentina is extending its nationwide lockdown until at least May 10, 2020. These or other suspensions of activity, and other effects of the pandemic on the companies with which, or the properties on which the Company holds a Royalty, Stream or other interest, or any direct impact of the pandemic on the Company’s operations, may have an adverse impact on the Company’s profitability, financial condition and the trading price of the Company’s securities. The broader impact of the COVID-19 pandemic on investors, businesses, the global economy or financial and commodity markets may also have a material adverse impact on the Company’s profitability, results of operations, financial conditions and the trading price of the Company’s securities.

Permitting and Access

The operation of a mine or project is subject to receipt and maintenance of permits from appropriate governmental authorities. The owners and operators of the mines and projects in which Metalla has an interest may be subject to delays in connection with obtaining access to the property and all necessary renewals of permits for existing operations, additional permits for any possible future changes to operations, or additional permits associated with new legislation. Prior to any development on any of the properties, permits from appropriate governmental authorities may be required. There can be no assurance that the owners or operators of the mines or projects will continue to hold all permits necessary to develop or continue operating at any particular property.

Infrastructure

Natural resource exploration, development and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the owners and operators of mines or projects and may delay exploration, development or extraction activities. Certain equipment may not be immediately available or may require long lead time orders. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, development or production at a mine or project. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect operations at a mine or project.

Dependence on Operator's Employees

Production from the properties in which Metalla holds an interest depends on the efforts of operators' employees. There is competition for persons with mining expertise. The ability of the owners and operators of such properties to hire and retain geologists and persons with mining expertise is key to those operations. Further, relations with employees may be affected by changes in the scheme of labour relations that may be introduced by the relevant governmental authorities in the jurisdictions in which those operations are conducted. Changes in such legislation or otherwise in the relationships of the owners and operators of such properties with their employees may result in strikes, lockouts or other work stoppages, any of which could have a material adverse effect on such operations, results of operations and financial condition of Metalla. If these factors cause the owners and operators of such properties to decide to cease production at one or more of the properties, such decision could have a material adverse effect on the business and financial condition of Metalla.

Mineral Resource and Mineral Reserve Estimates

Mineral reserve and or mineral resource estimates for a specific mine or project may not be correct. The figures for mineral resources and mineral reserves in the AIF are estimates only and were obtained from public disclosure in respect of the Joaquin mine, COSE mine, and Santa Gertrudis Property. There can be no assurance that estimated mineral reserves and mineral resources will ever be recovered or recovered at the rates as estimated. Mineral reserve and mineral resource estimates are based on sampling and geological interpretation, and, are uncertain because samples used may not be representative. Mineral reserve and mineral resource estimates require revision (either to demonstrate an increase or decrease) based on production from the mine or project. The fluctuations of commodity prices and production costs, as well as changes in recovery rates, may render certain mineral reserves and mineral resources uneconomic and may result in a restatement of estimated reserves and/or mineral resources.

Mineral resources that are not mineral reserves do not have demonstrated economic viability. Due to the uncertainty of inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to proven and probable mineral reserves as a result of continued exploration.

Depleted Mineral Reserve Replacement

Mines have a limited time of operation as a result of the proven and probable mineral reserves attributed to a specific mine. A mining company operating a specific mine will be required to replace and expand mineral reserves depleted by a mine's production to maintain production levels over a long term. It is possible to replace depleted mineral reserves by expanding known ore bodies through exploration, locating new deposits or acquiring new mines or projects. Mineral exploration is highly speculative in nature. It can take several years to develop a potential site of mineralization. There is no assurance that current or future exploration programs conducted by mining companies will be successful. There is a risk that the depletion of mineral reserves by mining companies that Metalla has contracted with will not be replenished by discoveries or acquisitions which could reduce the income Metalla would have expected to receive from a particular Royalty or Stream.

Uninsured Risks

The mining industry is subject to significant risks that could result in damage to, or destruction of, mineral properties or producing facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. Mining companies may or may not maintain insurance in adequate amounts, including insurance for workers' compensation, theft, general liability, all risk property, automobile, directors and officers liability and fiduciary liability and others. Such insurance, however, contains exclusions and limitations on coverage. Accordingly, a mining company's insurance policies may not provide coverage for all losses related to their business (and may not cover environmental liabilities and losses). The occurrence of losses, liabilities or damage not covered by such insurance policies could have a material adverse effect on the mining companies' profitability, results of operations and financial condition.

Land Title

Although title to specific mines or projects has been or will be reviewed by or on behalf of Metalla, no assurances can be given that there are no title defects affecting the properties and mineral claims owned or used by specific mines or projects. Companies may not have conducted surveys of the claims in which they hold direct or indirect interests; therefore, the precise area and location of such claims may be in doubt. It is possible that a specific mine or project may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. In addition, mining companies may be unable to operate the specific mine or project as permitted or to enforce their rights with respect to that specific mine or project which may ultimately impair the ability of these owners and operators to fulfill their obligations under their agreements with Metalla.

International Interests

Certain operations that underlie Metalla's Streams and Royalties are conducted, or will be conducted, outside of Canada, including in Australia, the United States, Argentina, Mexico, Tanzania, Ecuador, Peru, Chile, and Venezuela and could be exposed to political, economic or other risks or uncertainties. These types of risks or uncertainties may differ between countries and can include but are not limited to, terrorism, hostage taking, military repression, crime, political instability, currency controls, fluctuations in currency exchange rates, inflation rates, labour unrest, risk of war or civil unrest, expropriation and nationalization, renegotiation or nullification of mining or mineral concessions, licenses, permits, authorizations and contracts, illegal mining or mineral exploration, taxation changes, modifications, amendments or changes to mining and mineral laws, regulations, policies, and changes to government regulations in respect of foreign investment and mining.

Changes, if any, in mining or investment policies or shifts in political attitude may adversely affect the operations or profitability of the Mining Operations in these countries. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, mine safety and the rewarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction or the imposition of additional local or foreign parties as joint venture partners with carried or other interests. Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in loss, reduction or expropriation, cancellation or dispute of licenses or entitlements which could result in substantial costs, losses and liabilities in the future.

The occurrence of these various factors and uncertainties related to the economic and political risks for operations in foreign jurisdictions cannot be accurately predicted and could have an adverse effect on the Mining Operations resulting in substantial costs, losses and liabilities in the future.

Developing Economies

Certain operators are subject to risks normally associated with the conduct of business in developing economies. Risks may include, among others, problems relating to power supply, labour disputes, delays or invalidation of governmental orders and permits, corruption, uncertain political and economic environments, civil disturbances and crime, arbitrary changes in laws or policies, foreign taxation and exchange controls, nationalization of assets, opposition to mining from environmental or other non-governmental organizations or changes in the political attitude towards mining, empowerment of previously disadvantaged people, local ownership requirements, limitations on foreign ownership, power supply issues, limitations on repatriation of earnings, infrastructure limitations and increased financing costs. The above risks may limit, disrupt or negatively impact the operator's business activities.

Permitting, Construction and Development

Metalla may hold Royalties or Streams over mines and projects that may be in various stages of permitting, construction, development and expansion. Construction, development and expansion of such mines or projects is subject to numerous risks, including, but not limited to: delays in obtaining equipment, materials, and services essential to completing construction of such projects in a timely manner; delays or inability to obtain all required permits; changes in environmental or other government regulations; currency exchange rates; labour shortages; and fluctuation in metal prices. There can be no assurance that the owners or operators of such mines or projects will have the financial, technical and operational resources to complete the permitting, construction, development and expansion of such mines or projects in accordance with current expectations or at all.

Indigenous Peoples

Various international and national laws, codes, resolutions, conventions, guidelines, and other materials relate to the rights of indigenous peoples. Metalla holds Royalty or Stream interests on operations located in some areas presently or previously inhabited or used by indigenous peoples. Many of these materials impose obligations on government to respect the rights of indigenous people. Some mandate that government consult with indigenous people regarding government actions which may affect indigenous people, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national materials pertaining to indigenous people continue to evolve and be defined. The mining companies' current or future operations are subject to a risk that one or more groups of indigenous people may oppose continued operation, further development, or new development on those projects or operations on which Metalla holds a Royalty or Stream interest. Such opposition may be directed through legal or administrative proceedings or protests, roadblocks or other forms of public expression against the Company or the owner/operators' activities. Opposition by indigenous people to such activities may require modification of or preclude operation or development of projects or may require the entering into of agreements with indigenous people. Claims and protests of indigenous people may disrupt or delay activities of the owners/operators of Metalla's Royalty or Stream assets.

Risks Related to the Securities of Metalla

Securities of Metalla are subject to Price Volatility

Capital and securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Factors unrelated to the financial performance or prospects of Metalla include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries or asset classes. There can be no assurance that continued fluctuations in mineral or commodity prices will not occur. As a result of any of these factors, the market price of the Common Shares of Metalla at any given time may not accurately reflect the long-term value of Metalla.

In the past, following periods of volatility in the market price of a company's securities, shareholders have instituted class action securities litigation against them. Such litigation, if instituted, could result in substantial cost and diversion of management attention and resources, which could significantly harm profitability and the reputation of Metalla.

Limitations on the enforcement of Civil Judgments

A substantial portion of the assets of Metalla are located outside of Canada. As a result, it may not be possible for investors in the securities of Metalla to collect on judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada.

Dilution

Metalla may issue additional securities in the future in connection with acquisitions, strategic transactions, financings or for other purposes. To the extent additional securities are issued, Metalla's existing securityholders could be diluted and some or all of Metalla's financial measures could be reduced on a per share basis. Additionally, Metalla securities issued in connection with a transaction may not be subject to resale restrictions and, as such, the market price of Metalla's securities may decline if certain large holders of Metalla securities or recipients of Metalla securities in connection with an acquisition, sell all or a significant portion of such securities or are perceived by the market as intending to sell such securities. In addition, such issuances of securities may impede Metalla's ability to raise capital through the sale of additional equity securities in the future.

Evolving Corporate Governance and Public Disclosure Regulations

Metalla is subject to changing rules and regulations promulgated by a number of United States and Canadian governmental and self-regulated organizations, including the United States Securities and Exchange Commission, the Canadian Securities Administrators, the exchanges listing Metalla's securities, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity making compliance more difficult and uncertain. Metalla's efforts to comply with these and other new and existing rules and regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Future Sales or Issuances of Debt or Equity Securities

We may sell or issue additional debt or equity securities in offerings to finance our operations, exploration, development, acquisitions or other projects. Our significant shareholders may also sell the Common Shares or other securities they hold or may hold in the future, including pursuant to this prospectus.

We cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Common Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Company's Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company's earnings per share. Sales of our Common Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, the Company will have broad discretion over the use of the net proceeds from an offering by the Company of its securities.

Because of the number and variability of factors that will determine the Company's use of such proceeds, the Company's ultimate use might vary substantially from its planned use. You may not agree with how the Company allocates or spends the proceeds from an offering of its securities. Metalla may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of its securities, including the market value of its Common Shares, and that may increase its losses. The Company will not receive any proceeds from any sale of securities by any Selling Securityholder.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company's Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSXV, the NYSE American or the Frankfurt Exchange, or achieve listing on any other public listing exchange.

Market for Securities

There is currently no market through which our securities, other than our Common Shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, our subscription receipts, units, share purchase contracts or warrants will not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell subscription receipts, units, share purchase contracts or warrants purchased under this prospectus. This may affect the pricing of our securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for our securities, other than our Common Shares, will develop or, if developed, that any such market, including for our Common Shares, will be sustained.

Limitations on the Enforcement of Civil Judgments

A substantial portion of the assets of Metalla are located outside of Canada. As a result, it may not be possible for investors in the securities of Metalla to collect on judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada.

It may also be difficult to bring and enforce suits against us in the United States, because we exist under the laws of British Columbia and are situated in the Province of British Columbia, Canada and most of our assets are located outside the United States.

It may be difficult for investors to effect service of process on us or our directors or officers or to realize in the United States upon judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws. In addition, our U.S. shareholders should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors predicated upon the U.S. federal securities laws or other laws of the United States.

U.S. Tax Risk Related to Potential Passive Foreign Investment Company Status

If we are a "passive foreign investment company" ("PFIC") for the current or future tax year, certain adverse U.S. federal income tax consequences may result for U.S. investors.

In general, we will be treated as a PFIC for any tax year during which either (i) 75% or more of our gross income is passive income, or (ii) 50% or more of the average value of our assets produce or are held for the production of passive income. The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. We have not determined whether we will be a PFIC in our current tax year or whether we have been treated as a PFIC in any prior tax year. Thus, there can be no assurance that we will or will not be determined to be a PFIC during the current tax year or any prior or future tax year. No opinion of counsel or ruling from the United States Internal Revenue Service concerning our status as a PFIC has been obtained, and we do not currently have any plans to request any such opinion or ruling in the future.

If we are a PFIC for any year during a U.S. taxpayer's holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Common Shares or any so-called ''excess distribution'' received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective "qualified electing fund" election ("QEF Election") or a "mark-to-market" election ("Mark-to-Market Election"). Subject to certain limitations, such elections may be made with respect to the Common Shares. A U.S. taxpayer who makes a timely and effective QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to its shareholders. However, U.S. taxpayers should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a qualified electing fund, or that we will supply U.S. taxpayers with information that such U.S. taxpayers require to report under the QEF Election rules, in the event that we are a PFIC and a U.S. taxpayer wishes to make a QEF Election. Thus, U.S. taxpayers may not be able to make a QEF Election with respect to their Common Shares. A U.S. taxpayer who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer's basis therein.  The PFIC rules may also apply to other securities issued by us.  Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares or other securities issued by us.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities to finance the future purchase of Streams and Royalties and for working capital purposes.

In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

The company has a negative cash flow from operating activities in its most recently completed quarter and, if necessary, proceeds may be used to fund negative cash flow from operating activities in future periods which will be indicated in a prospectus supplement as applicable.

The Company will not receive any proceeds from any sale of securities by any Selling Securityholder.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our consolidated share capital since February 29, 2020, the date of our financial statements for the most recently completed interim financial period.

DESCRIPTION OF MATERIAL INDEBTEDNESS

On April 23, 2019, Metalla announced that it had entered into a convertible loan facility (the "Beedie Loan Facility") of up to $12.0 million (the "Beedie Loan") with Beedie Capital ("Beedie") to fund acquisitions of new Royalties and Streams. The Beedie Loan was funded by way of an initial advance of $7.0 million within 90 days from closing, and the remaining $5.0 million will be available for subsequent advances in minimum tranches of $1.25 million. The initial drawdown of CAD$7.0 million occurred on August 7, 2019.

The Beedie Loan Facility carries an interest rate of 8.0% on advanced funds and 2.5% on standby funds available, with the principal payment due 48 months after the date the financing is completed (the "Closing Date") and is secured by certain assets of Metalla. The Beedie Loan can be repaid with no penalty after 18 months and carries no warrant coverage. The principal amount of the Beedie Loan will be convertible at any time at the option of Beedie into Common Shares at a conversion price of $5.56 per Common Share, representing a 25% premium to the 30-day volume weighted average price as of March 15, 2019. Common Shares acquired on conversion will be subject to a four month plus one day hold period from the date of advance.

PRIOR SALES

Information in respect of our Common Shares that we issued within the previous 12-month period, including Common Shares that we issued either upon the exercise of options, or which were granted under our Share Compensation Plan, or any other equity compensation plan, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Company's Common Shares are listed and posted for trading on the TSXV and NYSE American under the symbol "MTA", and on the Frankfurt Exchange under the symbol "X9C". Trading price and volume of the Company's securities will be provided as required for all of our Common Shares, as applicable, in each prospectus supplement to this prospectus.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value. As of April 30, 2020, there were 34,438,428 Common Shares issued and outstanding.

In addition, as of the date of this prospectus, there were: 2,310,957 Common Shares issuable upon the exercise of outstanding stock options, at a weighted average exercise price of $3.86; 941,882 Common Shares issuable upon the exercise of outstanding Common Share purchase warrants at a weighted average exercise price of $4.44; and 81,000 Common Shares issuable upon the conversion of outstanding restricted stock units.

Common Shares

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Company's board of directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants.

Warrants may be issued independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada that it will not distribute warrants that, according to the aforementioned terms as described in the applicable prospectus supplement for warrants supplementing this prospectus, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant indenture and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant indenture. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions and the United States, after it has been entered into, and will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against the Company in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that:(i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

• the designation and aggregate number of equity warrants;

• the price at which the equity warrants will be offered;

• the currency or currencies in which the equity warrants will be offered;

• the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

• the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Common Shares that may be purchased, (ii) the exercise price per Common Share, or (iii) the expiry of the equity warrants;

• whether the Company will issue fractional shares;

• whether the Company has applied to list the equity warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

• the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

• the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

• whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material U.S. and Canadian federal income tax consequences of owning the equity warrants; and

• any other material terms or conditions of the equity warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

Metalla may issue units, which may consist of one or more Common Shares, warrants or any combination of securities, including fractions of such securities, as is specified in the relevant prospectus supplement. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

• the designation and aggregate number of units being offered;

• the price at which the units will be offered;

• the designation, number and terms of the securities comprising the units and any agreement governing the units;

• the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

• whether the Company will apply to list the units on a securities exchange or automated interdealer quotation system;

• material U.S. and Canadian federal income tax consequences of owning the units, including how the purchase price paid for the units will be allocated among the securities comprising the units; and

• any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Metalla may issue subscription receipts separately or in combination with one or more other securities. The subscription receipts will entitle holders thereof to receive, upon satisfaction of certain Release Conditions (as defined herein) and for no additional consideration, Common Shares, warrants or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be: (i) a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee; or (ii) otherwise authorized to act as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. Metalla will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions and the United States, after it has been entered into, and such Subscription Receipt Agreement will be available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that the Company may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of subscription receipts being offered;

• the price at which the subscription receipts will be offered;

• the designation, number and terms of the Common Shares, warrants or a combination thereof to be received by the holders of subscription receipts upon satisfaction of the Release Conditions (as defined herein), and any procedures that will result in the adjustment of those numbers;

• the conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants or a combination thereof (the "Release Conditions");

• the procedures for the issuance and delivery of the Common Shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants or a combination thereof upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

• procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of Metalla to purchase the subscription receipts in the open market by private agreement or otherwise;

• whether the Company will issue the subscription receipts as global securities and, if so, the identity of the depository for the global securities;

• whether the Company will issue the subscription receipts as bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Metalla securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether the Company will apply to list the subscription receipts on a securities exchange or automated interdealer quotation system;

• material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

• any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against the Company in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, shareholders of Metalla. Holders of subscription receipts are entitled only to receive Common Shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or warrants may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the subscription receipts, without the consent of the holders of the subscription receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified number of Common Shares at a future date or dates, and including by way of instalment.

The price per Common Share and the number of Common Shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as it may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt obligations of third parties, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which are referred to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of the Company. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares and the nature and amount of those securities, or the method of determining those amounts; (ii) whether the share purchase contracts are to be prepaid or not or paid in instalments; (iii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iv) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (v) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (vi) the date or dates on which the sale or purchase must be made, if any; (vii) whether the share purchase contracts will be issued in fully registered or global form; (viii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (ix) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a securities exchange or automated interdealer quotation system.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder. The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PLAN OF DISTRIBUTION

The Company or any Selling Securityholder may sell securities offered by this prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company.

Each prospectus supplement with respect to our securities being offered will set forth the terms of the offering, including:

• the person offering the securities (the Company and/or any Selling Securityholder(s));

• the name or names of any underwriters, dealers or other placement agents;

• the number and the purchase price of, and form of consideration for, the securities;

• the proceeds to the Company or any Selling Securityholder from such sale; and

• any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

Our securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be "at the market distributions" as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSXV, NYSE American, the Frankfurt Exchange, or other existing trading markets for the securities, and sales pursuant to a dividend reinvestment plan. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to the Company or any Selling Securityholder.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with our securities offered by that prospectus supplement.

The Company or any Selling Securityholder may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any securities offered hereby. Where the Company pays such commission, it will be paid out of the general corporate funds of the Company. Where any Selling Securityholder pays such commission, the source of such commission will be set out in the applicable prospectus supplement.

Under agreements which may be entered into by us and any Selling Securityholder, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an "at the market distribution" as defined under applicable Canadian securities legislation, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, our securities in connection with an offering of our securities or effect any other transactions that are intended to stabilize the market price of our securities.

In connection with any offering of our securities, other than an "at the market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of our securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by one or more Selling Securityholders. The terms under which such securities will be offered by Selling Securityholders will be described, as required under applicable securities laws, in the applicable prospectus supplement.

AGENT FOR SERVICE OF PROCESS

Brett Heath, President and Chief Executive Officer and a director of the Company, E.B. Tucker, a director of the Company, and Alexander Molyneux, a director of the Company, each reside outside of Canada and have appointed Metalla Royalty & Streaming Ltd. at 543 Granville Street, Suite 501, Vancouver, British Columbia V6C 1X8, Canada as agent for service of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

EXEMPTION FROM NATIONAL INSTRUMENT 44-102

If the Company conducts “at-the-market distributions” under this prospectus, it will be required to obtain from the British Columbia Securities Commission, as principal regulator of the Company, and the Ontario Securities Commission pursuant to National Policy 11-203 — Process for Exemptive Relief Applications in Multiple Jurisdictions (the “Application”) a decision providing for the required exemptions. The Application and the exemptive relief will be described in the prospectus supplement that qualifies “at-the-market distributions”.

Pursuant to a decision of the Autorité des marchés financiers dated April 24, 2020, the Company was granted a permanent exemption from the requirement to translate into French this prospectus as well as the documents incorporated by reference therein and any prospectus supplement to be filed in relation to an “at-the-market” distribution. This exemption is granted on the condition that this prospectus and any prospectus supplement (other than in relation to an “at-the-market” distribution) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

LEGAL MATTERS

Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Gowling WLG (Canada) LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of U.S. law. As of the date of this prospectus, the partners and associates of Gowling WLG (Canada) LLP beneficially own, directly or indirectly, less than one percent of our outstanding Common Shares, and certain partners and counsel of Dorsey & Whitney LLP own, directly or indirectly, less than one percent (directly or indirectly) of the outstanding Common Shares.

INTEREST OF EXPERTS

The scientific and technical information contained in the information contained in or incorporated by reference in this prospectus was reviewed and approved by Charles Beaudry, M.Sc., P.Geo. and a "Qualified Person" as defined in NI 43-101.

To the knowledge of Metalla, Mr. Beaudry holds less than one percent of the outstanding Common Shares of Metalla or of any associate or affiliate of Metalla as of the date hereof. Mr. Beaudry has not and will not receive any direct or indirect interest in any securities of Metalla as a result of the review and approval of the scientific and technical disclosure contained in or incorporated by reference in this prospectus.

KPMG LLP are the auditors of the Company and have confirmed with respect to the Company that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant US professional and regulatory standards. KPMG LLP, Chartered Professional Accountants, are the independent auditors of Metalla who have issued an independent auditor's report dated September 26, 2019 in respect of the consolidated financial statements of Metalla as at May 31, 2019 and May 31, 2018 and for each of the years then ended.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the BCBCA. Some of our directors and officers, and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. We have been advised that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed DL Services Inc., as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers and Controlling Persons.

The Business Corporations Act (British Columbia) ("BCBCA") provides that a company may:

  indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and
  after the final disposition of an eligible proceeding, pay the "expenses" (which includes costs, charges and expenses (including legal and other fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding.  The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an "eligible party," in relation to a company, means an individual who:

  is or was a director or officer of the company;
  is or was a director or officer of another corporation
    at a time when the corporation is or was an affiliate of the company, or at the request of the company; or

  at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.  A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

  order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
  order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
  order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
  order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order; or
  make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

The Registrant's articles provide that, subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties (as defined in the Registrant's articles), to which such person is or may be liable and must, after the final disposition of an eligible proceeding (as defined in the Registrant's articles), pay the expenses (as defined in the BCBCA) actually and reasonably incurred by such person in respect of that proceeding.  Pursuant to the Registrant's articles, each director and alternate director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant's articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of certain eligible persons, as set out in the articles.

The Registrant is a party to an indemnity agreement with each of its current directors and senior officers providing that if such director or officer or his or her heirs and personal or other legal representatives (collectively, the "indemnitee") is or may be joined as a party or is liable in respect of a judgment, penalty or fine in, or expenses related to any legal proceeding or  investigative action (including derivative action) whether current, threatened, pending or completed by reason of the indemnitee being or having been a having been a director or officer of, or holding or having held an equivalent position with:

(a)	the Registrant;

(b)	an affiliate of the Registrant;

(c)	any other corporation, partnership, trust, joint venture or other unincorporated entity for which the indemnitee is or was a director or officer, at the request of the Registrant; or

(d)	a position equivalent to that of a director or officer in a partnership, trust, joint venture or other unincorporated entity,

the Registrant shall, to the extent permitted by law indemnify the indemnitee for any such:

(a)	judgment, penalty or fine awarded or imposed in, or an amount paid in settlement; and

(b)	costs, charges and expenses, including all legal and other fees.

The Registrant is not obligated to indemnify an indemnitee if:

(a)

in relation to the subject matter of the proceeding, the director or officer did not act honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the director acted as a director or officer at the Registrant's request; and

(b)

in the case of a proceeding other than a civil proceeding, the director or officer did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful;

provided, however, that in the absence of compelling evidence to the contrary, the director shall be presumed to have acted in good faith and in the best interests of the Registrant (or the best interests of the other entity, as the case may be).

The Registrant maintains directors' and officers' liability insurance coverage through primary and excess policies covering the Registrant and its subsidiaries, which have annual aggregate policy limits of USD$20 million, subject to a corporate retention of USD$1 million for any loss to which a retention applies.  This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers, directors and alternate directors in their capacity as such.  This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant.  The insurance coverage for directors and officers is subject to various exclusions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Exhibits

4.1*

Annual information form of the Registrant dated September 26, 2019 for the financial year ended May 31, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.2*

Management information circular of the Registrant dated September 30, 2019 prepared for the purposes of the annual general and special meeting of shareholders of the Registrant held on November 6, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 6-K furnished to the Commission on September 30, 2019).

4.3*

Audited consolidated financial statements of the Registrant as at and for the financial years ended May 31, 2019 and 2018 together with the independent registered public accounting firm's report and the independent auditors' report thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.4*

Management's discussion and analysis of the Registrant for the financial year ended May 31, 2019 (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.5*

Unaudited interim condensed consolidated financial statements of the Registrant for the three and nine months ended February 29, 2020, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on April 10, 2020).

4.6*

Management's discussion and analysis of the Registrant for the three and nine months ended February 29, 2020 (incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 6-K furnished to the Commission on April 10, 2020).

4.7*

Material Change Report of the Registrant filed on April 27, 2020 in respect of the announcement of an acquisition of a royalty interest in the United States, a portion of the consideration for which will be paid for by the Company in its Common Shares (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on April 27, 2020).

4.8*

Material Change Report of the Registrant filed on April 16, 2020 in respect of the announcement of the Company's operating and financial results for the third quarter ended February 29, 2020 and providing a corporate update on its royalties and streams (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on April 16, 2020).

4.9*

Material Change Report of the Registrant filed on March 30, 2020 in respect of a corporate update on operations (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on March 30, 2020).

4.10*

Material Change Report of the Registrant filed on February 27, 2020 relating the Registrant's acquisition of a 2.0% net smelter return royalty on future gold production from a portion of the La Fortuna deposit and prospective exploration grounds forming part of the NuevaUnión project located in Chile (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 6-K, furnished to the Commission on February 27, 2020).

4.11*

Material Change Report of the Registrant filed on February 27, 2020 relating the Registrant's announcement of the Registrant's operating and financial results for the second quarter ended November 30, 2019 and providing a corporate update on its royalties and streams (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on February 27, 2020).

4.12*

Material Change Report of the Registrant filed on January 17, 2020 relating the Registrant's appointment of a director to the board of the Registrant and the grant of options to officers, directors and employees of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on January 17, 2020).

4.13*

Material Change Report of the Registrant filed on January 13, 2020 relating the Registrant's approval for listing of the Registrant's Common Shares on the NYSE American and the ceasing of the trading of the Registrant's Common Shares on the OTCQB (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on January 13, 2020).

4.14*

Material Change Report of the Registrant filed on December 17, 2019 regarding the Registrant's application for listing of its Common Shares on the NYSE American and the consolidation of its Common Shares (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on December 18, 2019).

5.1	Consent of KPMG LLP.
5.2	Consent of Charles Beaudry.
6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

____________________

* Previously filed with the Commission with the initial filing of this Registration Statement on Form F-10, on April 29, 2020.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.  Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.  Consent to Service of Process.

(a) The Registrant has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coto de Caza, California, on this 1st day of May, 2020.

METALLA ROYALTY & STREAMING LTD.

By: /s/ Brett Heath

Name: Brett Heath

Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brett Heath		May 1, 2020
Brett Heath	President, Chief Executive Officer and Director (principal executive officer and authorized representative in the United States)

/s/ William Tsang		May 1, 2020
William Tsang	Chief Financial Officer (principal financial and accounting officer)

*		May 1, 2020
Alexander Molyneux	Director

*		May 1, 2020
E.B. Tucker	Director

*		May 1, 2020
James Beeby	Director

*		May 1, 2020
Lawrence Roulston	Director

*		May 1, 2020
Terry Krepiakevich	Director

*By:	/s/ Brett Heath
Name:	Brett Heath
Title:	Attorney-in-Fact

EXHIBIT INDEX

4.1*

Annual information form of the Registrant dated September 26, 2019 for the financial year ended May 31, 2019 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.2*

Management information circular of the Registrant dated September 30, 2019 prepared for the purposes of the annual general and special meeting of shareholders of the Registrant held on November 6, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 6-K furnished to the Commission on September 30, 2019).

4.3*

Audited consolidated financial statements of the Registrant as at and for the financial years ended May 31, 2019 and 2018 together with the independent registered public accounting firm's report and the independent auditors' report thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.4*

Management's discussion and analysis of the Registrant for the financial year ended May 31, 2019 (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the Commission on September 27, 2019).

4.5*

Unaudited interim condensed consolidated financial statements of the Registrant for the three and nine months ended February 29, 2020, together with the notes thereto (incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 6-K furnished to the Commission on April 10, 2020).

4.6*

Management's discussion and analysis of the Registrant for the three and nine months ended February 29, 2020 (incorporated by reference to Exhibit 99.4 to the Registrant's Current Report on Form 6-K furnished to the Commission on April 10, 2020).

4.7*

Material Change Report of the Registrant filed on April 27, 2020 in respect of the announcement of an acquisition of a royalty interest in the United States, a portion of the consideration for which will be paid for by the Company in its Common Shares (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on April 27, 2020).

4.8*

Material Change Report of the Registrant filed on April 16, 2020 in respect of the announcement of the Company's operating and financial results for the third quarter ended February 29, 2020 and providing a corporate update on its royalties and streams (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on April 16, 2020).

4.9*

Material Change Report of the Registrant filed on March 30, 2020 in respect of a corporate update on operations (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on March 30, 2020).

4.10*

Material Change Report of the Registrant filed on February 27, 2020 relating the Registrant's acquisition of a 2.0% net smelter return royalty on future gold production from a portion of the La Fortuna deposit and prospective exploration grounds forming part of the NuevaUnión project located in Chile (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 6-K, furnished to the Commission on February 27, 2020).

4.11*

Material Change Report of the Registrant filed on February 27, 2020 relating the Registrant's announcement of the Registrant's operating and financial results for the second quarter ended November 30, 2019 and providing a corporate update on its royalties and streams (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on February 27, 2020).

4.12*

Material Change Report of the Registrant filed on January 17, 2020 relating the Registrant's appointment of a director to the board of the Registrant and the grant of options to officers, directors and employees of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on January 17, 2020).

4.13*

Material Change Report of the Registrant filed on January 13, 2020 relating the Registrant's approval for listing of the Registrant's Common Shares on the NYSE American and the ceasing of the trading of the Registrant's Common Shares on the OTCQB (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on January 13, 2020).

4.14*

Material Change Report of the Registrant filed on December 17, 2019 regarding the Registrant's application for listing of its Common Shares on the NYSE American and the consolidation of its Common Shares (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 6-K, furnished to the Commission on December 18, 2019).

5.1	Consent of KPMG LLP.

III-1

5.2	Consent of Charles Beaudry.
6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

____________________

*   Previously filed with the Commission with the initial filing of this Registration Statement on Form F-10, on April 29, 2020

III-2